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                                                                   EXHIBIT 23.6


                             CONSENT OF KPMG LLP

We have been requested by Chadmoore Wireless Group, Inc. (the "Company") to provide our opinion regarding the asset sale by the Company and liquidation and dissolution of the Company described in this registration statement. We hereby consent to the use of our opinion in this registration statement and to all references to our Firm included in this registration statement.


/s/ KPMG LLP

KPMG LLP
November 16, 2001